Exhibit 99.2

North American Bio-Energies, LLC
Balance Sheets
(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash	$3,655	$12,447
Accounts receivable, net	8,748	8,305
Accounts receivable, related party	105,548	72,799
Prepaid expenses	20,438	-
Inventory	95,320	79,021
Tax credit receivable	176,988	164,190
Total Current Assets	410,697	336,762

Property, plant and equipment, net	205,804	224,231
Construction in progress	294,074	285,458
TOTAL ASSETS	$910,575	$846,451

LIABILITIES & MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$240,085	$260,909
Accrued liabilities	6,365	5,472
Current maturities of long-term debt	54,517	54,517
Notes payable to related parties	97,500	97,500
Total Current Liabilities	398,467	418,398

Long-term debt	212,489	227,520
Total Liabilities	610,956	645,918

Members’ Equity	299,619	200,533

TOTAL LIABILITIES & MEMBERS’ EQUITY	$910,575	$846,451

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues	$37,105	$94,150	$39,058	$115,930
Revenues from related parties	241,882	70,055	330,960	70,055
Cost of revenues	168,114	159,053	224,286	200,022
Depreciation expense	7,172	11,355	18,877	22,710
Gross profit (loss)	103,701	(6,203)	126,855	(36,747)

Operating expenses:
Selling, general & administrative expenses	19,762	24,300	24,981	37,273
Inventory revaluation	-	40,593	-	40,593
Operating income (loss)	83,939	(71,096)	101,874	(114,613)

Other income (expense):
Interest expense	(3,656)	(5,045)	(7,288)	(7,633)
Other income	4,500	39,790	4,500	29,790
Net Income (Loss)	$84,783	$(36,351)	$99,086	$(92,456)

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statements of Cash Flows
For the Six Months Ended June 30, 2010 and 2009
(Unaudited)

	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$99,086	$(92,456)
Adjustments to reconcile net income (loss) to net cash provided by in operating activities:
Depreciation expense	18,877	22,710
Inventory revaluation	-	40,593
Changes in operating assets and liabilities:
Accounts receivable	(33,192)	(12,345)
Inventory	(16,299)	11,651
Tax credit receivable	(12,798)	(6,030)
Prepaid expenses and other current assets	(20,438)	-
Accounts payable	(20,824)	(9,684)
Accrued expenses	893	5,903
Net cash provided by operating activities	15,305	(39,658)

Cash Flows from Investing Activities
Purchase of assets - construction in progress	(8,616)	(13,200)
Purchase of fixed assets	(450)	(5,094)
Net cash used in investing activities	(9,066)	(18,294)

Cash Flows from Financing Activities
Repayments of third party debt	(15,031)	(13,902)
Proceeds from related party debt	-	55,000
Net cash provided by financing activities	(15,031)	41,098
Net Change in Cash	(8,792)	(16,854)
Cash at Beginning of Period	12,447	42,408
Cash at End of Period	$3,655	$25,554

Supplemental Disclosures of Cash Flow Information
Cash paid during year for:
Interest	$7,288	$7,633
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statement of Members’ Equity
For the Six Months Ended June 30, 2010
(Unaudited)

Members’ equity at December 31, 2009	$200,533
Net income	99,086
Members’ equity at June 30, 2010	$299,619

The accompanying notes are an integral part of these financial statements

NORTH AMERICAN BIO-ENERGIES, LLC
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1- BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of North American Bio-Energies, LLC (“the Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by generally accepted accounting principles in the United States (“GAAP”) for complete annual financial statements. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2010, or for any subsequent period. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2009, included herein.

Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009 have been omitted.

NOTE 2- LINE OF CREDIT

On April 27, 2010, the Company amended its line of credit into a five-year term loan with 59 monthly principal and interest installments of $4,805 with the final payment on April 25, 2015.  The note bears interest at Prime + 1%, but no less than 5.25%.